EXHIBIT 99.1

For Immediate Release

Hasbro Reports Third Quarter 2020 Financial Results
•Third quarter 2020 revenues were $1.78 billion, down 4% on a pro forma basis
•Revenue grew 9% in the U.S. and Canada segment and 7% in the European region; revenue grew 50% in ecomm channels globally
•eOne TV and Film revenue decline reflects entertainment delivery delays due to live-action production shutdowns and the ongoing, gradual return to production
•Operating profit of $336.6 million or 18.9% of revenues; Net earnings of $220.9 million or $1.61 per diluted share
•Adjusted operating profit of $367.2 million or 20.7% of revenues, an expansion of 230 basis points year-over-year
•Adjusted net earnings of $258.9 million, or $1.88 per diluted share
•Substantial liquidity and access to cash, including quarter ending cash of $1.13 billion and year-to-date operating cash flow of $494.3 million
Pawtucket, R.I., October 26, 2020 -- Hasbro, Inc. (NASDAQ: HAS), a global play and entertainment company, today reported financial results for the third quarter 2020.

Net revenues for the third quarter 2020 were $1.78 billion versus $1.86 billion pro forma revenues in 2019, a decline of 4%. Foreign exchange had a $1.0 million negative impact on third quarter 2020 revenues. 2019 pro forma results reflect the combination of the results of Hasbro and Entertainment One Ltd. (eOne) for periods prior to Hasbro’s acquisition of eOne in the first quarter of 2020.

Net earnings for the third quarter 2020 were $220.9 million, or $1.61 per diluted share, versus pro forma net earnings of $216.5 million, or $1.57 per diluted share, in 2019. Third quarter 2020 net earnings included $19.6 million after tax of purchased intangible amortization associated with the eOne acquisition, $13.7 million of incremental tax expense related to a change in the U.K. tax code and $4.7 million after tax of acquisition and related costs. Excluding these items, adjusted net earnings for the third quarter 2020 were $258.9 million, or $1.88 per diluted share. Third quarter 2019 pro forma net earnings included $19.1 million after tax of purchased intangible amortization at eOne and $3.5 million after tax associated with non-GAAP adjustments at eOne. Excluding these items, adjusted pro forma net earnings for the third quarter 2019 were $239.1 million, or $1.74 per diluted share. See the financial tables accompanying this press release for a reconciliation of as reported to pro forma and adjusted results, and a reconciliation of GAAP and non-GAAP financial measures.

"Hasbro's third quarter performance was the result of great work from our global team and continued growing consumer demand for Hasbro brands in most markets," said Brian Goldner,

Hasbro’s chairman and chief executive officer. "Our broad, innovative product line, including leadership in gaming, excellence in global ecomm and compelling marketing campaigns drove meaningfully better performance in the third quarter. Building off this quarter's growth in toys, games and digital we are positioned to deliver a good holiday season. Live-action entertainment production is returning, and we are set to improve deliveries in the fourth quarter with some moving into 2021. While COVID-19 remains a factor in our global operations, consumers remain engaged in activities that create joy and personal connections and we are working purposefully to deliver them the world's best play and entertainment experiences, while remaining focused on the safety and well-being of our global teams and communities."
"Our teams delivered a very good third quarter, showcasing the breadth of Hasbro's portfolio, the benefits of our cost management efforts and the strength of our balance sheet," said Deborah Thomas, Hasbro’s chief financial officer. "Hasbro's partner factories and warehouses are open and operating and production is largely in line with demand. With a strong focus on cash collections, DSOs are down year-over-year and sequentially, and we ended the quarter with $1.13 billion in cash on the balance sheet. Importantly, as we look to the future, we remain focused on executing a good holiday, managing our expenses and investing to support our business plans for future years."

Third Quarter 2020 Major Segment and Brand Performance

Major Segments	Net Revenues			Operating Profit (Loss)
	($ Millions)			($ Millions)
		Pro Forma			Pro Forma
	Q3 2020	Q3 2019	% Change	Q3 2020	Q3 2019	% Change
U.S. and Canada	$977.1	$898.3	9%	$263.0	$193.7	36%
International	$517.0	$561.1	-8%	$63.9	$67.2	-5%
Entertainment, Licensing and Digital	$89.0	$115.8	-23%	$32.8	$24.6	33%
eOne[1]	$193.5	$283.3	-32%	$(25.9)	$15.8	>-100%

Brand Portfolio	Net Revenues ($ Millions)
		Pro Forma
	Q3 2020	Q3 2019	% Change
Franchise Brands	$807.6	$779.7	4%
Partner Brands	$409.2	$427.0	-4%
Hasbro Gaming[2]	$239.2	$232.3	3%
Emerging Brands[3]	$155.0	$188.6	-18%
TV/Film/Entertainment[4]	$165.7	$230.9	-28%

1Both periods above are as reported, with 2019 including the pro forma results from eOne. eOne incurred certain Non-GAAP adjustments in both periods, which are discussed below. A reconciliation is included the attached schedule under the heading “Reconciliation of As Reported to Pro Forma Adjusted Operating Results.”

2Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $543.1 million for the third quarter 2020, up 21% from revenues of $449.4 million for the third quarter 2019.

3Emerging Brands portfolio includes revenues from eOne brands PEPPA PIG, PJ MASKS and RICKY ZOOM as of first quarter 2020. For comparability, third quarter 2019 includes the pro forma revenues for those brands, which amounted to $52.4 million.

4TV/Film/Entertainment represents the remaining eOne revenues. For comparability, third quarter 2019 includes the pro forma revenues.

Revenue grew in Franchise Brands, led by MAGIC: THE GATHERING, and Hasbro Gaming, with growth in numerous games properties. Hasbro products for Lucasfilm's Star Wars and The Mandalorian also delivered strong revenue growth in the quarter.

Global consumer point of sale increased mid-single digits, including double-digit gains in the U.S., U.K., Germany/Austria/Switzerland, Australia and New Zealand. Point of sale declined in Latin America.

•U.S. and Canada segment revenue and operating profit grew due to gains in Franchise Brands, led by MAGIC: THE GATHERING, as well as growth in Emerging Brands and Hasbro Gaming. Operating profit grew primarily as a result of higher revenues and the favorable mix of those revenues, including MAGIC: THE GATHERING.
•International segment revenues and operating profit declined, primarily driven by declines in Latin America. Revenues grew in the European region. The International segment operating profit declined as result of the lower revenues and efforts to clear retail inventory in Latin America. This was partially offset by favorable product mix and cost management.
•Entertainment, Licensing and Digital segment revenues declined as compared to 2019 which included the Transformers Bumblebee film revenue, partially offset by growth in digital gaming. Operating profit increased due to favorable mix from growth in licensed digital gaming, lower advertising related to the launch of Magic: The Gathering Arena in 2019 and lower development expenses due to the closure of Backflip Studios in late 2019.
•eOne segment pro forma revenues declined in the quarter primarily due to lower TV and Film revenues as well as lower Family Brands revenue. Within TV and Film, due to COVID-19 live-action productions and theaters globally were shut down for most of the quarter, and these are gradually reopening, depending on geography. Demand for stories and content as well as viewership remain high. The teams have a robust development slate of over 150 active television and film projects including more than 30 Hasbro properties. Within television, produced/acquired content half hours decreased due to production shutdowns. Within film, box office revenues declined as a result of theater closures. Within Family Brands, engagement in animated content for PEPPA PIG and PJ MASKS remains strong, but revenues declined on lower consumer licensee revenues and lower advertising revenue from the YouTube platform. In music, revenue was negatively impacted by the loss of live events and associated artist promotions, as well as lower royalties from licensed and publishing music rights.

For the eOne segment, third quarter 2020 operating profit included $24.7 million of purchased intangible amortization associated with the fair value of acquired intangible assets. Third quarter 2019 pro forma operating profit included $24.6 million of purchased intangible amortization and $4.6 million of prior restructuring and other costs. Adjusted pro forma operating profit for the eOne segment decreased due to the decline in revenues, partially offset by the related declines in program amortization, advertising expense and royalty expense.

Conference Call Webcast
Hasbro will webcast its third quarter 2020 earnings conference call at 8:30 a.m. Eastern Time today. To listen to the live webcast and access the accompanying presentation slides, please go to https://investor.hasbro.com. The replay of the call will be available on Hasbro’s web site approximately 2 hours following completion of the call.
About Hasbro
Hasbro (NASDAQ: HAS) is a global play and entertainment company committed to Creating the World's Best Play and Entertainment Experiences. From toys, games and consumer products to television, movies, digital gaming, live-action, music, and virtual reality experiences, Hasbro connects to global audiences by bringing to life great innovations, stories and brands across established and inventive platforms. Hasbro’s iconic brands include NERF, MAGIC: THE GATHERING, MY LITTLE PONY, TRANSFORMERS, PLAY-DOH, MONOPOLY, BABY ALIVE, POWER RANGERS, PEPPA PIG and PJ MASKS, as well as premier partner brands. Through its global entertainment studio, eOne, Hasbro is building its brands globally through great storytelling and content on all screens. Hasbro is committed to making the world a better place for all children and all families through corporate social responsibility and philanthropy. Hasbro ranked among the 2020 100 Best Corporate Citizens by 3BL Media, has been named one of the World’s Most Ethical Companies® by Ethisphere Institute for the past nine years, and one of America’s Most JUST Companies by Forbes and JUST Capital for the past four years. We routinely share important business and brand updates on our Investor Relations website, Newsroom and social channels (@Hasbro on Twitter and Instagram, and @HasbroOfficial on Facebook.)

© 2020 Hasbro, Inc. All Rights Reserved.

Safe Harbor
Certain statements in this release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be identified by the use of forward-looking words or phrases, include statements relating to: the impact of, and actions and initiatives taken and planned to be taken to, try and manage the negative impact of the global coronavirus outbreak on our business; our expectations concerning the upcoming holiday season and our future results; and our working capital and liquidity. Our actual actions or results may differ materially from those expected or anticipated in the forward-looking statements due to both known and unknown risks and uncertainties. Factors that might cause such a difference include, but are not limited to:
•our ability to successfully develop and execute plans to mitigate the negative impact of the coronavirus on our business;
•our ability to design, develop, produce, manufacture, source and ship products on a timely and cost-effective and profitable basis;
•rapidly changing consumer interests in the types of products and entertainment we offer;
•the challenge of developing and offering products and storytelling experiences that are sought after by children, families and audiences given increasing technology and entertainment offerings available;
•our ability to develop and distribute engaging storytelling across media to drive brand awareness;
•our dependence on third party relationships, including with third party manufacturers, licensors of brands, studios, content producers and entertainment distribution channels;
•our ability to successfully compete in the global play and entertainment industry, including with manufacturers, marketers, and sellers of toys and games, digital gaming products and digital media, as well as with film studios, television production companies and independent distributors and content producers;

•our ability to successfully evolve and transform our business and capabilities to address a changing global consumer landscape and retail environment, including changing inventories policies of our customers and increased emphasis on ecommerce;
•our ability to develop new and expanded areas of our business, such as through eOne, Wizards of the Coast, and our other entertainment, digital gaming and esports initiatives;
•risks associated with international operations, such as currency conversion, currency fluctuations, the imposition of tariffs, quotas, border adjustment taxes or other protectionist measures, and other challenges in the territories in which we operate;
•our ability to successfully implement actions to lessen the impact of potential and enacted tariffs imposed on our products, including any changes to our supply chain, inventory management, sales policies or pricing of our products;
•downturns in global and regional economic conditions impacting one or more of the markets in which we sell products, which can negatively impact our retail customers and consumers, result in lower employment levels, consumer disposable income, retailer inventories and spending, including lower spending on purchases of our products;
•other economic and public health conditions or regulatory changes in the markets in which we and our customers, suppliers and manufacturers operate, such as higher commodity prices, labor costs or transportation costs, or outbreaks of disease, such as the coronavirus, the occurrence of which could create work slowdowns, delays or shortages in production or shipment of products, increases in costs or delays in revenue;
•the success of our key partner brands, including the ability to secure, maintain and extend agreements with our key partners or the risk of delays, increased costs or difficulties associated with any of our or our partners’ planned digital applications or media initiatives;
•fluctuations in our business due to seasonality;
•the concentration of our customers, potentially increasing the negative impact to our business of difficulties experienced by any of our customers or changes in their purchasing or selling patterns;
•the bankruptcy or other lack of success of one of our significant retailers, licensees and other business partners;
•risks relating to the use of third party manufacturers for the manufacturing of our products, including the concentration of manufacturing for many of our products in the People’s Republic of China and our ability to successfully diversify sourcing of our products to reduce reliance on sources of supply in China;
•our ability to attract and retain talented employees;
•our ability to realize the benefits of cost-savings and efficiency and/or revenue efficiency enhancing initiatives including initiatives to integrate eOne into our business;
•our ability to protect our assets and intellectual property, including as a result of infringement, theft, misappropriation, cyber-attacks or other acts compromising the integrity of our assets or intellectual property;
•risks relating to the impairment and/or write-offs of acquired products and films and television programs we acquire and produce;
•risks relating to investments and acquisitions, such as our acquisition of eOne, which risks include: integration difficulties; inability to retain key personnel; diversion of management time and resources; failure to achieve anticipated benefits or synergies of acquisitions or investments; and risks relating to the additional indebtedness incurred in connection with a transaction;
•the risk of product recalls or product liability suits and costs associated with product safety regulations;
•changes in tax laws or regulations, or the interpretation and application of such laws and regulations, which may cause us to alter tax reserves or make other changes which significantly impact our reported financial results;
•the impact of litigation or arbitration decisions or settlement actions; and
•other risks and uncertainties as may be detailed from time to time in our public announcements and U.S. Securities and Exchange Commission (“SEC”) filings.

The statements contained herein are based on our current beliefs and expectations. We undertake no obligation to make any revisions to the forward-looking statements contained in this release or to update them to reflect events or circumstances occurring after the date of this release.

Non-GAAP Financial Measures
The financial tables accompanying this press release include non-GAAP financial measures as defined under SEC rules, specifically Adjusted operating profit, Adjusted net earnings and Adjusted earnings per diluted share, which exclude, where applicable, the 2020 impact of eOne acquisition and related costs, purchased intangible amortization, other severance costs and income tax expense associated with U.K tax reform. For 2019, Pro Forma Adjusted operating profit, Pro Forma Adjusted net earnings and Pro Forma Adjusted earnings per diluted share exclude the impact of charges associated with the settlement of the Company’s U.S. pension plan, purchased intangible amortization and certain charges incurred by eOne related to prior restructuring programs and acquisition-related charges. Also included in the financial tables are the non-GAAP financial measures of EBITDA, Adjusted EBITDA and Pro Forma Adjusted EBITDA. EBITDA represents net earnings attributable to Hasbro, Inc. excluding interest expense, income taxes, depreciation and amortization. Adjusted EBITDA also excludes the impact of the charges/gains noted above. As required by SEC rules, we have provided reconciliations on the attached schedules of these measures to the most directly comparable GAAP measure. Management believes that Adjusted net earnings, Adjusted earnings per diluted share and Adjusted operating profit provides investors with an understanding of the underlying performance of our business absent unusual events. Management believes that EBITDA and Adjusted EBITDA are appropriate measures for evaluating the operating performance of our business because they reflect the resources available for strategic opportunities including, among others, to invest in the business, strengthen the balance sheet and make strategic acquisitions. These non-GAAP measures should be considered in addition to, not as a substitute for, or superior to, net earnings or other measures of financial performance prepared in accordance with GAAP as more fully discussed in our consolidated financial statements and filings with the SEC. As used herein, "GAAP" refers to accounting principles generally accepted in the United States of America.
HAS-E
Investor Contact: Debbie Hancock | Hasbro, Inc. | (401) 727-5401 | debbie.hancock@hasbro.com
Press Contact: Julie Duffy | Hasbro, Inc. | (401) 727-5931 | julie.duffy@hasbro.com

# # #

(Tables Attached)

HASBRO, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Thousands of Dollars)

	September 27, 2020	September 29, 2019
ASSETS
Cash and Cash Equivalents	$1,132,405	$1,060,432
Accounts Receivable, Net	1,438,360	1,416,879
Inventories	540,039	589,132
Prepaid Expenses and Other Current Assets	648,158	346,687
Total Current Assets	3,758,962	3,413,130
Property, Plant and Equipment, Net	477,154	371,881
Goodwill	3,644,118	485,042
Other Intangible Assets, Net	1,546,810	658,350
Other Assets	1,276,133	626,221
Total Assets	$10,703,177	$5,554,624

LIABILITIES, NONCONTROLLING INTERESTS AND SHAREHOLDERS' EQUITY
Short-term Borrowings	$10,032	$7,903
Current Portion of Long-term Debt	369,269	—
Accounts Payable and Accrued Liabilities	1,936,248	1,458,832
Total Current Liabilities	2,315,549	1,466,735
Long-term Debt	4,777,807	1,696,204
Other Liabilities	778,514	550,778
Total Liabilities	7,871,870	3,713,717
Redeemable Noncontrolling Interests	22,876	—
Total Shareholders' Equity	2,808,431	1,840,907
Total Liabilities, Noncontrolling Interests and Shareholders' Equity	$10,703,177	$5,554,624

HASBRO, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(Thousands of Dollars and Shares, Except Per Share Data)

	Quarter Ended				Nine Months Ended
	September 27, 2020	% Net Revenues	September 29, 2019	% Net Revenues	September 27, 2020	% Net Revenues	September 29, 2019	% Net Revenues
Net Revenues	$1,776,623	100.0%	$1,575,173	100.0%	$3,742,472	100.0%	$3,292,220	100.0%
Costs and Expenses:
Cost of Sales	610,105	34.3%	627,119	39.8%	1,126,044	30.1%	1,230,800	37.4%
Program Cost Amortization	85,424	4.8%	28,028	1.8%	268,245	7.2%	58,105	1.8%
Royalties	176,938	10.0%	128,008	8.1%	387,097	10.3%	258,957	7.9%
Product Development	62,709	3.5%	67,354	4.3%	174,863	4.7%	189,246	5.7%
Advertising	137,408	7.7%	140,256	8.9%	311,415	8.3%	309,659	9.4%
Amortization of Intangibles	36,172	2.0%	11,814	0.8%	107,685	2.9%	35,445	1.1%
Selling, Distribution and Administration	325,360	18.3%	275,384	17.5%	885,680	23.7%	748,338	22.7%
Acquisition and Related Costs	5,949	0.3%	—	0.0%	165,993	4.4%	—	0.0%
Operating Profit	336,558	18.9%	297,210	18.9%	315,450	8.4%	461,670	14.0%
Interest Expense	49,400	2.8%	22,764	1.4%	153,702	4.1%	67,096	2.0%
Other (Income) Expense, Net	(12,040)	-0.7%	14,700	0.9%	(21,840)	-0.6%	99,125	3.0%
Earnings before Income Taxes	299,198	16.8%	259,746	16.5%	183,588	4.9%	295,449	9.0%
Income Tax Expense	79,215	4.5%	46,797	3.0%	64,313	1.7%	42,340	1.3%
Net Earnings	219,983	12.4%	212,949	13.5%	119,275	3.2%	253,109	7.7%
Net (Loss) Earnings Attributable to Noncontrolling Interests	(915)	-0.1%	—	0.0%	1,929	0.1%	—	0.0%
Net Earnings Attributable to Hasbro, Inc.	$220,898	12.4%	$212,949	13.5%	$117,346	3.1%	$253,109	7.7%

Per Common Share
Net Earnings
Basic	$1.61		$1.68		$0.86		$2.00
Diluted	$1.61		$1.67		$0.85		$1.99

Cash Dividends Declared	$0.68		$0.68		$2.04		$2.04

Weighted Average Number of Shares
Basic	137,258		126,453		137,214		126,356
Diluted	137,490		127,204		137,465		126,956

HASBRO, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Thousands of Dollars)

	Nine Months Ended
	September 27, 2020	September 29, 2019
Cash Flows from Operating Activities:
Net Earnings	$119,275	$253,109
Non-Cash Pension Charge	—	110,777
Other Non-Cash Adjustments	561,826	204,726
Changes in Operating Assets and Liabilities	(186,791)	(179,044)
Net Cash Provided by Operating Activities	494,310	389,568

Cash Flows from Investing Activities:
Additions to Property, Plant and Equipment	(92,059)	(90,800)
Acquisition, Net of Cash Acquired	(4,403,929)	—
Other	24,297	4,340
Net Cash Utilized by Investing Activities	(4,471,691)	(86,460)

Cash Flows from Financing Activities:
Proceeds from Long-term Debt	1,036,037	—
Repayments of Long-term Debt	(147,324)	—
Net Repayments of Short-term Borrowings	(319)	(1,425)
Purchases of Common Stock	—	(60,137)
Stock-Based Compensation Transactions	1,830	29,737
Dividends Paid	(279,423)	(250,760)
Employee Taxes Paid for Shares Withheld	(5,935)	(13,061)
Redemption of Equity Instruments	(47,399)	—
Deferred Acquisition Payments	—	(100,000)
Debt Issuance Costs	—	(21,534)
Other	(6,949)	—
Net Cash Provided (Utilized) by Financing Activities	550,518	(417,180)

Effect of Exchange Rate Changes on Cash	(21,101)	(7,867)

Cash and Cash Equivalents at Beginning of Year	4,580,369	1,182,371

Cash and Cash Equivalents at End of Period	$1,132,405	$1,060,432

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
PRO FORMA SEGMENT RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and nine months ended September 29, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma adjustments.

	Quarter Ended			Nine Months Ended
	September 27, 2020	Pro Forma September 29, 2019	% Change	September 27, 2020	Pro Forma September 29, 2019	% Change
Segment Results

U.S. and Canada Segment:
External Net Revenues	$977,115	$898,269	9%	$1,765,482	$1,766,649	0%
Operating Profit	262,977	193,686	36%	359,028	313,795	14%
Operating Margin	26.9%	21.6%		20.3%	17.8%

International Segment (1):
External Net Revenues	517,007	561,137	-8%	1,017,222	1,221,224	-17%
Operating Profit	63,924	67,238	-5%	12,333	51,410	-76%
Operating Margin	12.4%	12.0%		1.2%	4.2%

Entertainment, Licensing and Digital Segment:
External Net Revenues	89,027	115,766	-23%	262,879	304,266	-14%
Operating Profit	32,791	24,594	33%	65,758	62,550	5%
Operating Margin	36.8%	21.2%		25.0%	20.6%

eOne Segment (2):
External Net Revenues	193,474	283,310	-32%	696,889	980,613	-29%
Operating (Loss) Profit	(25,914)	15,812	>-100%	(64,962)	91,367	>-100%
Operating Margin	-13.4%	5.6%		-9.3%	9.3%

(1) International Segment Net Revenues by Major Geographic Region
Europe	$343,179	$319,277	7%	$663,100	$673,728	-2%
Latin America	91,619	151,987	-40%	158,028	305,106	-48%
Asia Pacific	82,209	89,873	-9%	196,094	242,390	-19%
Total	$517,007	$561,137		$1,017,222	$1,221,224

	Quarter Ended			Nine Months Ended
	September 27, 2020	Pro Forma September 29, 2019	% Change	September 27, 2020	Pro Forma September 29, 2019	% Change
(2) eOne Segment Net Revenues by Category
Film and TV	$138,514	$199,949	-31%	$504,059	$747,830	-33%
Family Brands	26,252	53,828	-51%	106,069	151,668	-30%
Music and Other	28,708	29,533	-3%	86,761	81,115	7%
Total	$193,474	$283,310		$696,889	$980,613

Net Revenues by Brand Portfolio
Franchise Brands	$807,555	$779,659	4%	$1,580,878	$1,749,948	-10%
Partner Brands	409,214	427,029	-4%	729,772	812,466	-10%
Hasbro Gaming (3)	239,222	232,287	3%	516,337	463,272	11%
Emerging Brands (4)	154,965	188,589	-18%	325,101	411,371	-21%
TV/Film/Entertainment (5)	165,667	230,919	-28%	590,384	835,776	-29%
Total	$1,776,623	$1,858,483		$3,742,472	$4,272,833

(3) Hasbro's total gaming category, including all gaming revenue, most notably MAGIC: THE GATHERING and MONOPOLY, totaled $543,107 and $1,202,604 for the quarter and nine months ended September 27, 2020, respectively, up 21% and 11%, respectively, from revenues of $449,393 and $1,086,151 for the quarter and nine months ended September 29, 2019, respectively.
(4) Emerging Brands includes the preschool brands, PEPPA PIG, PJ MASKS and RICKY ZOOM, acquired as part of the eOne Acquisition. For comparability, the quarter and nine months ended September 29, 2019 includes the pro forma net revenues for those brands, which amounted to $52,391 and $144,837, respectively.
(5) TV/Film/Entertainment includes all other brands not detailed in (4) above acquired as part of the eOne Acquisition. For comparability, the quarter and nine months ended September 29, 2019 includes the pro forma net revenues of $230,919 and $835,776, respectively.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF AS REPORTED TO PRO FORMA ADJUSTED OPERATING RESULTS
(Unaudited)
(Thousands of Dollars)

For comparability, the quarter and nine months ended September 29, 2019 include the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Non-GAAP Adjustments Impacting Operating Profit

	Quarter Ended
	September 27, 2020		Pro Forma September 29, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition and Related Costs (1)	$5,949	$4,726	$—	$—
Acquired Intangible Amortization (2)	24,716	19,637	24,597	19,063
Pro Forma eOne Adjustments	—	—	4,558	3,532
Total	$30,665	$24,363	$29,155	$22,595

	Nine Months Ended
	September 27, 2020		Pro Forma September 29, 2019
	Pre-tax Adjustments	Post-tax Adjustments	Pre-tax Adjustments	Post-tax Adjustments
Acquisition and Related Costs (1)	$165,993	$140,691	$—	$—
Acquired Intangible Amortization (2)	72,336	57,471	73,791	57,188
Severance (3)	11,554	10,125	—	—
Pro Forma eOne Adjustments	—	—	32,599	25,264
Total	$249,883	$208,287	$106,390	$82,452

(1) In association with the Company's acquisition of eOne, the Company incurred related expenses of $5,949 and $165,993, respectively, in the quarter and nine months ended September 27, 2020, comprised of the following:

(i) Acquisition and integration costs of $4,599 and $104,283 for the quarter and nine months ended September 27, 2020, respectively, including expense associated with the acceleration of eOne stock-based compensation and advisor fees settled at the closing of the acquisition, as well as integration costs; and

(ii) Restructuring and related costs of $1,350 and $61,710 for the quarter and nine months ended September 27, 2020, respectively, including severance and retention costs, as well as impairment charges in the first quarter of 2020 for certain definite-lived intangible and production assets.

(2) The Company incurred incremental intangible amortization costs related to the intangible assets acquired in the eOne Acquisition.

(3) In the second quarter of 2020, the Company incurred $11,554 of severance charges, associated with cost-savings initiatives within the Company's commercial and Film and TV businesses. These charges were included in Corporate and Eliminations.

Reconciliation of Operating Profit (Loss) Results

	Quarter Ended September 27, 2020			Pro Forma Quarter Ended September 29, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$1,776,623	$—	$1,776,623	$1,858,483	$—	$1,858,483	-4%
Operating Profit	336,558	30,665	367,223	313,022	29,155	342,177	7%
Operating Margin	18.9%	1.7%	20.7%	16.8%	1.6%	18.4%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$977,115	$—	$977,115	$898,269	$—	$898,269	9%
Operating Profit	262,977	—	262,977	193,686	—	193,686	36%
Operating Margin	26.9%	—	26.9%	21.6%	—	21.6%

International Segment:
External Net Revenues	517,007	—	517,007	561,137	—	561,137	-8%
Operating Profit	63,924	—	63,924	67,238	—	67,238	-5%
Operating Margin	12.4%	—	12.4%	12.0%	—	12.0%

Entertainment, Licensing and Digital Segment:
External Net Revenues	89,027	—	89,027	115,766	—	115,766	-23%
Operating Profit	32,791	—	32,791	24,594	—	24,594	33%
Operating Margin	36.8%	—	36.8%	21.2%	—	21.2%

eOne Segment:
External Net Revenues	193,474	—	193,474	283,310	—	283,310	-32%
Operating (Loss) Profit	(25,914)	24,716	(1,198)	15,812	29,155	44,967	>-100%
Operating Margin	-13.4%	12.8%	-0.6%	5.6%	10.3%	15.9%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $5,949 for the quarter ended September 27, 2020, consisting of eOne acquisition and related costs.

	Nine Months Ended September 27, 2020			Pro Forma Nine Months Ended September 29, 2019
	As Reported	Non-GAAP Adjustments	Adjusted	As Reported	Non-GAAP Adjustments	Adjusted	% Change
Adjusted Company Results
External Net Revenues	$3,742,472	$—	$3,742,472	$4,272,833	$—	$4,272,833	-12%
Operating Profit	315,450	249,883	565,333	553,037	106,390	659,427	-14%
Operating Margin	8.4%	6.7%	15.1%	12.9%	2.5%	15.4%

Adjusted Segment Results
U.S. and Canada Segment:
External Net Revenues	$1,765,482	$—	$1,765,482	$1,766,649	$—	$1,766,649	0%
Operating Profit	359,028	—	359,028	313,795	—	313,795	14%
Operating Margin	20.3%	—	20.3%	17.8%	—	17.8%

International Segment:
External Net Revenues	1,017,222	—	1,017,222	1,221,224	—	1,221,224	-17%
Operating Profit	12,333	—	12,333	51,410	—	51,410	-76%
Operating Margin	1.2%	—	1.2%	4.2%	—	4.2%

Entertainment, Licensing and Digital Segment:
External Net Revenues	262,879	—	262,879	304,266	—	304,266	-14%
Operating Profit	65,758	20,831	86,589	62,550	—	62,550	38%
Operating Margin	25.0%	7.9%	32.9%	20.6%	—	20.6%

eOne Segment:
External Net Revenues	696,889	—	696,889	980,613	—	980,613	-29%
Operating (Loss) Profit	(64,962)	150,065	85,103	91,367	106,390	197,757	-57%
Operating Margin	-9.3%	21.5%	12.2%	9.3%	10.8%	20.2%

Corporate and Eliminations:
The Corporate and Eliminations segment included non-GAAP adjustments of $78,987 for the nine months ended September 27, 2020, consisting of eOne acquisition and related costs and other severance expenses.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF 2019 AS REPORTED TO PRO FORMA RESULTS
(Unaudited)
(Thousands of Dollars)

Pro forma results were prepared by combining the results of Hasbro and eOne for the quarter and nine months ended September 29, 2019, after giving effect to the eOne Acquisition as if it had been consummated on December 31, 2018.

These pro forma results do not represent financial results that would have been realized had the acquisition actually occurred on December 31, 2018, nor are they intended to be a projection of future results. The pro forma financial information is presented for illustrative purposes only and does not reflect the costs of any integration activities or cost savings or synergies that may be achieved as a result of the acquisition.

	Quarter Ended September 29, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (1)	Pro Forma Combined
Net Revenues	$1,575,173	$283,310	$—	$1,858,483

Operating Profit	$297,210	$22,294	$(6,482)	$313,022
Non-GAAP Adjustments	—	22,673	6,482	29,155
Adjusted Operating Profit *	$297,210	$44,967	$—	$342,177

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings	$212,949	$2,958	$629	$216,536
Interest Expense	22,764	10,302	19,105	52,171
Other Expense (Income), Net	14,700	2,687	(25,533)	(8,146)
Income Tax Expense	46,797	4,025	(683)	50,139
Net Earnings Attributable to Noncontrolling Interests	—	2,322	—	2,322
Operating Profit	297,210	22,294	(6,482)	313,022

Non-GAAP Adjustments
eOne:
Restructuring and Related Charges	—	3,234	—	3,234
Acquisition Costs - eOne Deals	—	1,324	—	1,324
Hasbro Transaction Costs	—	3,244	(3,244)	—
Acquired Intangible Amortization	—	14,871	9,726	24,597
	—	22,673	6,482	29,155

Adjusted Operating Profit	$297,210	$44,967	$—	$342,177

(1) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
•deal costs of $3,244 incurred by eOne related to the eOne acquisition, included in Selling, Distribution and Administration;
•additional amortization expense of $9,726 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
•estimated differences in interest expense of $19,105 as a result of incurring new debt and extinguishing historical eOne debt;
•reduction in Other Expense of $25,533 related to the mark to market of foreign exchange forward and option contracts, which the Company entered into in order to hedge a portion of the British pound sterling purchase price for the eOne acquisition; and
•the income tax effect of the pro forma adjustments in the amount of $683, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

	Nine Months Ended September 29, 2019
	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (2)	Pro Forma Combined
Net Revenues	$3,292,220	$980,613	$—	$4,272,833

Operating Profit	$461,670	$118,901	$(27,534)	$553,037
Non-GAAP Adjustments	—	78,856	27,534	106,390
Adjusted Operating Profit *	$461,670	$197,757	$—	$659,427

* Reconciliation to Pro Forma Adjusted results is as follows:
Net Earnings	$253,109	$28,132	$(30,798)	$250,443
Interest Expense	67,096	35,073	57,316	159,485
Other Expense, Net	99,125	28,479	(45,345)	82,259
Income Tax Expense	42,340	22,303	(8,707)	55,936
Net Earnings Attributable to Noncontrolling Interests	—	4,914	—	4,914
Operating Profit	461,670	118,901	(27,534)	553,037

Non-GAAP Adjustments
eOne:
Restructuring and Related Charges	—	21,882	—	21,882
Acquisition Costs - eOne Deals	—	10,717	—	10,717
Hasbro Transaction Costs	—	3,244	(3,244)	—
Acquired Intangible Amortization	—	43,013	30,778	73,791
	—	78,856	27,534	106,390

Adjusted Operating Profit	$461,670	$197,757	$—	$659,427

(2) The pro forma results include certain pro forma adjustments to net earnings that were directly attributable to the acquisition, as if the acquisition had occurred on December 31, 2018, including the following:
•deal costs of $3,244 incurred by eOne related to the eOne acquisition, included in Selling, Distribution and Administration;
•additional amortization expense of $30,778 that would have been recognized as a result of the allocation of purchase consideration to definite-lived intangible assets subject to amortization;
•estimated differences in interest expense of $57,316 as a result of incurring new debt and extinguishing historical eOne debt;
•total reduction in Other Expense of $45,345, consisting of:
◦$19,812 related to premiums paid by eOne in connection with the early redemption of its senior secured notes and the related write-off of unamortized deferred finance charges associated with the senior secured notes, and
◦$25,533 related to the mark to market of foreign exchange forward and option contracts, which the Company entered into in order to hedge a portion of the British pound sterling purchase price for the eOne acquisition; and
•the income tax effect of the pro forma adjustments in the amount of $8,707, calculated using a blended statutory income tax rate of 22.5% for the eOne adjustments and 21% for the Hasbro interest adjustments.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited)
(Thousands of Dollars and Shares, Except Per Share Data)

For comparability, the quarter and nine months ended September 29, 2019 includes the pro forma results for the eOne Segment. See "Reconciliation of 2019 As Reported to Pro Forma Results" for the pro forma and non-GAAP adjustments.

Reconciliation of Net Earnings and Earnings per Share
	Quarter Ended
(all adjustments reported after-tax)	September 27, 2020	Diluted Per Share Amount	Pro Forma September 29, 2019	Pro Forma Diluted Per Share Amount (1)
Net Earnings Attributable to Hasbro, Inc.	$220,898	$1.61	$216,536	$1.57
Acquisition and Related Costs	4,726	0.03	—	—
Acquired Intangible Amortization	19,637	0.14	19,063	0.14
UK Tax Reform (2)	13,680	0.10	—	—
Pro Forma eOne Adjustments	—	—	3,532	0.03
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$258,941	$1.88	$239,131	$1.74

	Nine Months Ended
(all adjustments reported after-tax)	September 27, 2020	Diluted Per Share Amount	Pro Forma September 29, 2019	Pro Forma Diluted Per Share Amount (1)
Net Earnings Attributable to Hasbro, Inc.	$117,346	$0.85	$250,443	$1.82
Acquisition and Related Costs	140,691	1.02	—	—
Acquired Intangible Amortization	57,471	0.42	57,188	0.42
Severance	10,125	0.07	—	—
UK Tax Reform (2)	13,680	0.10	—	—
Pro Forma eOne Adjustments	—	—	25,264	0.18
Pension (3)	—	—	85,852	0.62
Net Earnings Attributable to Hasbro, Inc., as Adjusted	$339,313	$2.47	$418,747	$3.04

(1) 2019 Pro Forma Diluted Per Share Amount is calculated using weighted average shares outstanding of 137,586 for the quarter and nine months ended September 29, 2019, which includes the pro forma impact of issuing shares associated with the financing of the eOne Acquisition.
(2) In the third quarter of 2020, the Company recorded income tax expense of $13,680 as a result of revaluation of Hasbro’s UK tax attributes in accordance with the Finance Act of 2020 enacted by the United Kingdom on July 22, 2020. Effective back to April 1, 2020, the new law maintains the corporate income tax rate at 19% instead of the planned reduction to 17% that was previously enacted in the UK Finance Act of 2016.
(3) In the second quarter of 2019, the Company recognized a non-cash charge of $110,777 ($85,852 after-tax) related to the settlement of its U.S.
defined benefit pension plan.

Reconciliation of EBITDA
	Quarter Ended	Quarter Ended September 29, 2019
	September 27, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (4)	Pro Forma Combined
Net Earnings Attributable to Hasbro, Inc.	$220,898	$212,949	$2,958	$629	$216,536
Interest Expense	49,400	22,764	10,302	19,105	52,171
Income Tax Expense	79,215	46,797	4,025	(683)	50,139
Net (Loss) Earnings Attributable to Noncontrolling Interests	(915)	—	2,322	—	2,322
Depreciation	37,513	38,608	2,667	—	41,275
Amortization of Intangibles	36,172	11,814	14,871	9,726	36,411
EBITDA	$422,283	$332,932	$37,145	$28,777	$398,854
Non-GAAP Adjustments	5,949	25,533	7,802	(28,777)	4,558
Adjusted EBITDA	$428,232	$358,465	$44,947	$—	$403,412

	Nine Months Ended	Nine Months Ended September 29, 2019
	September 27, 2020	Hasbro As Reported	eOne (under U.S. GAAP)	Pro Forma Adjustments (5)	Pro Forma Combined
Net Earnings Attributable to Hasbro, Inc.	$117,346	$253,109	$28,132	$(30,798)	$250,443
Interest Expense	153,702	67,096	35,073	57,316	159,485
Income Tax Expense	64,313	42,340	22,303	(8,707)	55,936
Net Earnings Attributable to Noncontrolling Interests	1,929	—	4,914	—	4,914
Depreciation	94,100	101,016	5,770	—	106,786
Amortization of Intangibles	107,685	35,445	43,013	30,778	109,236
EBITDA	$539,075	$499,006	$139,205	$48,589	$686,800
Non-GAAP Adjustments	177,547	136,310	55,655	(48,589)	143,376
Adjusted EBITDA	$716,622	$635,316	$194,860	$—	$830,176

(4) Pro Forma Adjustments for the quarter ended September 29, 2019 includes the mark to market of acquisition-related foreign exchange forward and option contracts of $25,533 and deal costs of $3,244, which are excluded from pro forma results, and also shown as Non-GAAP Adjustments within Hasbro and eOne. The net impact to Pro Forma Adjusted EBITDA is zero.

(5) Pro Forma Adjustments for the nine months ended September 29, 2019 include debt refinancing costs of $19,812, the mark to market of acquisition-related foreign exchange forward and option contracts of $25,533, and deal costs of $3,244, which are excluded from pro forma results, and also shown as Non-GAAP Adjustments within Hasbro and eOne. The net impact to Pro Forma Adjusted EBITDA is zero.

HASBRO, INC.
SUPPLEMENTAL FINANCIAL DATA
eOne - FY2019 RESULTS OF OPERATIONS (REPORTED UNDER U.S. GAAP)
(Unaudited)
(Thousands of Dollars)

	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Net Revenues (1)	$466,212	$231,091	$283,310	$235,160	$1,215,773
Costs and Expenses:
Cost of Sales	14,141	17,053	11,497	24,878	67,569
Program Cost Amortization	160,857	64,527	92,662	90,414	408,460
Royalties	81,147	55,865	49,533	39,659	226,204
Advertising	21,173	32,870	30,593	37,241	121,877
Amortization of Intangibles	12,117	16,025	14,871	16,552	59,565
Selling, Distribution and Administration	61,130	63,791	61,860	92,996	279,777
Operating Profit (Loss)	115,647	(19,040)	22,294	(66,580)	52,321
Interest Expense	12,563	12,208	10,302	10,772	45,845
Other Expense (Income), Net	4,556	21,236	2,687	(759)	27,720
Earnings (Loss) before Income Taxes	98,528	(52,484)	9,305	(76,593)	(21,244)
Income Tax Expense (Benefit)	21,632	(3,354)	4,025	(26,815)	(4,512)
Net Earnings (Loss)	76,896	(49,130)	5,280	(49,778)	(16,732)
Net Income Attributable to Noncontrolling Interests	2,190	402	2,322	488	5,402
Net Earnings (Loss) Attributable to eOne	$74,706	$(49,532)	$2,958	$(50,266)	$(22,134)

The eOne financial results above include certain charges that would have been excluded to calculate Adjusted results, as historically    reported by eOne. Those charges are outlined below for each quarter in fiscal year 2019.

Non-GAAP Adjustments
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Restructuring and Related Charges	$11,275	$7,373	$3,234	$11,526	$33,408
Acquisition Costs - eOne Deals	729	8,664	1,324	458	11,175
Hasbro Transaction Costs	—	—	3,244	3,245	6,489
Selling, Distribution and Administration	12,004	16,037	7,802	15,229	51,072

Debt Refinancing Costs	—	19,812	—		19,812
Other Expense (Income), Net	—	19,812	—	—	19,812

Total	$12,004	$35,849	$7,802	$15,229	$70,884

(1) eOne Net Revenues by category are as follows:
	Quarter Ended				Year Ended
	March 2019	June 2019	September 2019	December 2019	December 2019
Film and TV	$387,611	$160,270	$199,949	$140,581	$888,411
Family Brands	56,612	41,228	53,828	58,677	210,345
Music and Other	21,989	29,593	29,533	35,902	117,017
Total	$466,212	$231,091	$283,310	$235,160	$1,215,773